Exhibit 10.11

FIFTH AMENDMENT TO THE ASSIGNMENT OF LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO THE ASSIGNMENT OF LICENSE AGREEMENT (“Fifth Amendment”) is entered into August 5, 2005 (“Effective Date”) by and between Blast Energy Services, Inc. (formerly known as Verdisys, Inc.), a California corporation (“Blast”) and Maxim TEP, Inc., a Texas Corporation (“Maxim”).

WHEREAS on March 8, 2005, Blast and Maxim entered into an assignment of license agreement requiring payments to be made in accordance with a defined payment schedule;

WHEREAS Maxim has failed to pay Three Hundred and Sixty Five Thousand ($365,000) Dollars of the total balance due on June 3, 2005, has failed to cure the default within the defined 45 day cure period and has failed to pay the amount by the extension date of August 5, 2005;

WHEREAS Maxim has requested an extended period to pay Three Hundred and Sixty Five Thousand ($365,000) Dollars of the additional consideration due;

THEREFORE, in view of the good and valuable consideration stated below, Blast and Maxim agree as follows:

1.	Extension Period.

1.1 Blast agrees to extend the period that Maxim has to fund the Three Hundred and Sixty Five Thousand ($365,000) Dollars of the balance due to August 12, 2005. Failure to pay the Three Hundred and Sixty Five Thousand ($365,000) Dollars on or before August 12, 2005 will result in the lapse of the assignment and forfeiture of all prior consideration.

2.	Consideration.

2.1 In consideration of this Extension, Maxim shall pay a delinquency fee of Twenty Five Thousand ($25,000) Dollars on August 5, 2005.

All other terms of the Assignment of License Agreement and the First, Second, Third and Fourth Amendment are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAXIM TEP, INC.

/s/ Robert Sepos, CFO	Aug 5, 2005
Robert Sepos, Chief Financial Officer	Date

BLAST ENERGY SERVICES, INC.

/s/ David M. Adams	August 5, 2005
David Adams, President & Co-CEO	Date